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PricewaterhouseCoopers LLP
250 West Pratt Street
Suite 2100
Baltimore MD 21201-2304
Telephone (410) 783 7600
Facsimile (410) 783 7680


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 37 to the Registration Statement of Calvert Variable Series, Inc. (comprised of the Social Money Market, Social Small Cap, Social Mid Cap Growth, Social International Equity Portfolio and Social Balanced Portfolio) on Form N-1A (File Number 2-80154 and 811-3591) of our reports dated February 5, 1999, on our audit of the financial statements and financial highlights of the Portfolios, which report is included in the Annual Report to Shareholders for the year ended December 31, 1998, which is incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

/s/
PricewaterhouseCoopers LLP


Baltimore, Maryland
April 23, 1999